                                                                    EXHIBIT 99.2


                       1998 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                              TRANSIT GROUP, INC.


     1.   PURPOSE
          -------

          The purpose of the 1998 Employee Stock Purchase Plan of Transit Group, Inc. (the "Plan") is to give eligible employees of Transit Group, Inc., a Florida corporation (the "Corporation"), and its Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the "Common Stock") and to continue to promote the Corporation's best interests and enhance its long-term performance. This purpose will be carried through the granting of options to purchase shares of the Corporation's Common Stock through payroll deductions or other means permitted under the Plan. The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to employee stock purchase plans. The provisions of the Plan shall be construed so as to comply with the requirements of Section 423 of the Code.

     2.   CERTAIN DEFINITIONS
          -------------------

          In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board.

          (d) "Common Stock" means shares of the common stock of the Corporation.

          (e) "Corporation" means Transit Group, Inc., a Florida corporation.

          (f) "Eligible Employee" means any employee of the Corporation or a Subsidiary except for (i) any employee whose customary employment is 20 hours or less per week, or (ii) any employee whose customary employment is for not more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Corporation; provided that, where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (g) "Fair Market Value" of the Common Stock as of the applicable Offer Date shall be determined in good faith by the Committee in accordance with the following provisions:

                (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the date immediately preceding the date the option is granted for which such information is available; or

               (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in any other manner consistent with the Code and accompanying regulations.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an option shall be inconsistent with Section 423 of the Code or regulations thereunder.

          (h) "Offer Date" means the date of grant of an option pursuant to the Plan. The Offer Date shall be the first date of each Purchase Period, commencing with the Purchase Period that commences on July 1, 1998.

          (i) "Option" means an option granted hereunder which will entitle a participant to purchase shares of Common Stock in accordance with the terms of the Plan.

          (j) "Option Price" means the price per share of Common Stock subject to an option, as determined in accordance with Section 8(b).

          (k) "Participant" means an Eligible Employee who is a participant in the Plan.

          (l) "Plan" means the Transit Group, Inc. 1998 Employee Stock Purchase Plan, as it may be hereafter amended.

          (m) "Purchase Date" means the date of exercise of an option granted under the Plan. The Purchase Date shall be the last day of each Purchase Period, commencing with the Purchase Period that terminates on December 31, 1998.

          (n) "Purchase Period" means each six-month period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan. There shall be two Purchase Periods in each fiscal year of the Corporation, with the first Purchase Period in a fiscal year commencing on January 1 and ending on June 30, and the second Purchase Period in a fiscal year commencing on July 1 and ending on December 31 of that year. Notwithstanding the foregoing, the first Purchase Period after the effective date of the Plan shall begin on July 1, 1998 and end on December 31, 1998. The Committee shall have the power to change the duration of Purchase Periods (including the commencement date thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

          (o) "Subsidiary" means any present or future corporation which (i) would be a "subsidiary corporation" of the Corporation as that term is defined in Section 424 of the Code and (ii) is at any time designated as a corporation whose employees may participate in the Plan.

     3.   EFFECTIVE DATE
          --------------

          The Effective Date of the Plan shall be June 26, 1998. The first Purchase Period during which offers to purchase Common Stock will be made shall commence on July 1, 1998. The Plan shall have a term of 10 years unless sooner terminated in accordance with Section 16 herein.

     4.   ADMINISTRATION
          --------------

          (a) The Plan shall be administered by the Board or, upon its delegation, by the Committee. References to the Committee shall include the Board if it is acting in its administrative capacity with respect to the Plan.

          (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the options granted hereunder; and (iv) to construe and interpret the Plan, the options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. The Committee may appoint one or more agents to assist in the administration of the Plan.

     5.   SHARES SUBJECT TO PLAN
          ----------------------

          The aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 1,000,000 shares, subject to adjustment pursuant to Section 13 herein. Shares of Common Stock granted pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of options granted hereunder. In the event that any option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such option shall again be available for grant as an option and shall not reduce the aggregate number of shares of Common Stock available for the grant of options as set forth herein. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     6.   ELIGIBILITY
          -----------

          (a) Initial Eligibility.  Any Eligible Employee who shall have
              -------------------
     completed 90 days' employment and shall be employed by the Corporation on any given the Offer Date for a Purchase Period shall be eligible to be a participant during such Purchase Period.

          (b) Certain Limitations.  Any provisions of the Plan to the contrary
              -------------------
     notwithstanding:

               (i) No Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the option was granted, the individual would own stock or hold outstanding options to purchase stock (or both) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary of the Corporation. For purposes of this Section 6(b)(i), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

               (ii) No Eligible Employee shall be granted an option under the Plan to the extent that his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation would accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such option) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 6(b)(ii).

     7.   PARTICIPATION; PAYROLL DEDUCTIONS
          ---------------------------------

          (a) Commencement of Participation.  An Eligible Employee shall become
              -----------------------------
     a participant by completing a subscription agreement authorizing payroll deductions on the form provided by the Corporation and filing it with the Corporation prior to the Offer Date for the applicable Purchase Period. Following the filing of a valid subscription agreement, payroll deductions for a participant shall commence on the first payroll period which occurs on or after the Offer Date for the applicable Purchase Period and shall continue for successive Purchase Periods during which the participant is eligible to participate in the Plan, unless modified as provided in Section 7(d), or withdrawn as provided in Section 10 herein.

          (b) Amount of Payroll Deduction; Determination of Compensation.  At
              ----------------------------------------------------------
     the time a participant files his subscription agreement authorizing payroll deductions, he shall elect to have payroll deductions made on each payday that he is a participant during a Purchase Period at a rate of not less than 1% nor more than 15% of his compensation. For the purposes herein, a participant's "compensation" during any Purchase Period means his base salary or regular rate of compensation (excluding commissions, bonuses, incentive compensation, overtime, employee benefits and similar elements of compensation) determined as of the first day of each Purchase Period. In the case of an hourly employee, an eligible employee's compensation during a pay period shall be determined by multiplying such employee's hourly rate of pay in effect on the first day of such Purchase Period by the number of hours of work for such employee during such period. Such compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Section 423 of the Code and the regulations thereunder.

          (c) Participant's Account.  All payroll deductions made for a
              ---------------------
     participant shall be credited to his account under the Plan and shall be withheld in whole percentages only.

          (d) Changes in Payroll Deductions.  A participant may discontinue his
              -----------------------------
     participation in the Plan as provided in Section 10, but no other change may be made during a Purchase Period and, specifically, a participant may not alter the amount of his payroll deductions for that Purchase Period. A participant may increase or decrease the rate of his payroll deductions for subsequent Purchase Periods by completing and filing with the Corporation a new subscription agreement authorizing a change in payroll deduction rate. A participant's subscription agreement shall remain in effect for successive Purchase Periods unless modified in accordance with Section 7(d) herein or terminated as provided in Section 10 herein.

          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(b) herein, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant pursuant to Section 10 herein.

          (f) Participation During Leave of Absence.  If a participant goes on a
              -------------------------------------
     leave of absence, such participant shall have the right to elect: (i) to withdraw the balance in his account pursuant to Section 10; (ii) to discontinue contributions to the Plan but remain a participant in the Plan; or (iii) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Corporation to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Corporation to such participant are insufficient to meet such participant's authorized payroll deductions.

          (g) Other Methods of Participation.  The Committee may, in its
              ------------------------------
     discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participation shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this Section 7(g) without prior notice to any participant or Eligible Employee.

     8.  GRANT OF OPTIONS
         ----------------

          (a) Number of Option Shares.  On the Offer Date of each Purchase
              -----------------------
     Period, a participant shall be granted an option to purchase on the Purchase Date of such Purchase Period (at the applicable option price) such number of shares of Common Stock as is determined by dividing the amount of the participant's payroll deductions accumulated on the Purchase Date and retained in the participant's account as of the Purchase Date by the applicable option price (as determined in accordance with Section 8(b) herein and subject to adjustment pursuant to Section 13), and provided that such purchase shall be subject to the limitations set forth in Sections 6(b) herein. Exercise of the option shall occur as provided in Section 9 herein, unless the participant has withdrawn pursuant to Section 10 herein or terminated employment pursuant to Section 11 herein.

          (b) Option Price.  The option price per share of Common Stock
              ------------
     purchased with payroll deductions made during such a Purchase Period for a participant shall be the lesser of:

               (i) 85% of the Fair Market Value of a share of the Common Stock on the Offer Date for the Purchase Period; or

               (ii) 85% of the Fair Market Value of a share of the Common Stock on the Purchase Date for the Purchase Period.

     9.   EXERCISE OF OPTIONS
          -------------------

          (a) Automatic Exercise.  Unless a participant gives written notice of
              ------------------
     withdrawal to the Corporation as provided in Section 10 or terminates employment as provided in Section 11, his option for the purchase of Common Stock shall be exercised automatically on the Purchase Date applicable to such Purchase Period, and the maximum number of whole shares of Common Stock subject to the option shall be purchased for the participant at the applicable option price with the accumulated payroll deductions in his account at that time (but not in excess of the number of shares for which options have been granted to the participant pursuant to Section 8(a)).

          (b) Termination of Option.  An option granted during any Purchase
              ---------------------
     Period shall expire on the last day of the Purchase Period, unless earlier terminated pursuant to withdrawal or termination of employment as provided in Sections 10 and 11.

          (c) Fractional Shares.  Fractional shares will not be issued under the
              -----------------
     Plan. Any excess payroll deductions in a participant's account which are not sufficient to purchase a whole share will be automatically re-invested in a subsequent Purchase Period unless the participant withdraws his payroll deductions pursuant to Section 10 herein or terminates employment pursuant to Section 11 herein.

          (d) Delivery of Stock.  The shares of Common Stock purchased by each
              -----------------
     participant shall be credited to such participant's account as of the close of business on the Purchase Date for a Purchase Period. A participant will be issued a certificate for his shares when his participation in the Plan is terminated, the Plan is terminated, or upon request (but in the last case only in denominations of at least 10 shares. After the close of each Purchase Period, a report will be sent to each participant stating the entries made to such participant's account, the number of shares of Common Stock purchased and the applicable option price.

     10.  WITHDRAWAL
          ----------

          A participant may withdraw all but not less than all payroll deductions and share certificates credited to his account during a Purchase Period at any time prior to the applicable Purchase Date by giving written notice to the Corporation in form acceptable to the Corporation. In the event of such withdrawal, (i) all of the participant's payroll deductions credited to his account will be paid to him promptly (without interest) after receipt of his notice of withdrawal, (ii) certificates for shares held in the participant's account shall be distributed to him, (iii) such participant's option for the Purchase Period shall be automatically terminated, and (iv) no further payroll deductions will be made during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw. A participant's withdrawal from any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Corporation. Notwithstanding the foregoing, however, if a participant withdraws from a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the participant delivers to the Corporation a new subscription agreement and such participation otherwise complies with the terms of the Plan.

     11.  TERMINATION OF EMPLOYMENT
          -------------------------

          Upon termination of a participant's employment for any reason (including death), or in the event that a participant ceases to be an Eligible Employee, he shall be deemed to have withdrawn from the Plan. In such event, all payroll deductions credited to his account during the Purchase Period (without interest) but not yet used to exercise an option and a certificate(s) for shares held in the participant's account shall be delivered to him, or, in the case of his death, to a beneficiary duly designated on a form acceptable to the Committee pursuant to Section 17 herein. Any unexercised options granted to a participant during such Purchase Period shall be deemed to have expired on the date of the participant's termination of employment (unless terminated earlier pursuant to Sections 9(b) or 10 herein).

     12.  TRANSFERABILITY
          ---------------

          Neither payroll deductions credited to a participant's account nor any option (or rights attendant to an option) granted pursuant to the Plan may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution. No option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the option not specifically permitted herein, shall be null and void and without effect, except that the Corporation may treat such act as an election to withdraw funds during a Purchase Period in accordance with Section 10 hereof. During a participant's lifetime, his option(s) may be exercised only by him.

     13.  DILUTION AND OTHER ADJUSTMENTS
          ------------------------------

          (a) General.  If there is any change in the outstanding shares of
              -------
Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to options (including but not limited to the option price and the number of shares of Common Stock covered by each unexercised option), to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of options or otherwise advisable to reflect such change.

          (b) Merger or Asset Sale.  In the event of a proposed sale of all or
              --------------------
substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted (in either case under terms substantially similar to the terms of the Plan) by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation fails to agree to assume or substitute the option, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date") and the Purchase Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Corporation's proposed sale or merger. The Corporation shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant's option has been changed to the New Purchase Date and that the participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Purchase Period as provided in Section 10 hereof.

     14.  SHAREHOLDER APPROVAL OF ADOPTION OF PLAN
          ----------------------------------------

          The Plan is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

     15.  LIMITATIONS ON OPTIONS
          ----------------------

          Notwithstanding any other provisions of the Plan:

          (a) The Corporation intends that options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under Section 423 and regulations issued thereunder are hereby included as fully as though set forth in the Plan.

          (b) All employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any employee under options granted pursuant to the Plan shall bear a uniform relationship to the compensation of employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     16.  AMENDMENT AND TERMINATION OF THE PLAN
          -------------------------------------

          The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any option granted hereunder, except that (i) shareholder approval shall be required of any amendment to the extent required under Section 423 of the Code or other applicable law or rule; and (ii) no amendment may materially and adversely affect any option outstanding at the time of the amendment without the consent of the holder thereof. The Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 5) has been purchased. Upon termination of the Plan, certificate(s) for the full number of whole shares of Common Stock held for each participant's benefit, the cash equivalent of any fractional shares held for each participant and the cash, if any, credited to such participant's account shall be distributed promptly to such participant.

     17.  DESIGNATION OF BENEFICIARY
          --------------------------

          The Committee, in its sole discretion, may authorize participants to designate a person or persons as each such participant's beneficiary, which beneficiary shall be entitled to the rights of the participant in the event of the participant's death to which the participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations.

     18.  LEGAL AND OTHER REQUIREMENTS.
          ----------------------------

          The obligations of the Corporation to issue, deliver and transfer shares of Common Stock subject to the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Corporation shall deem appropriate.

     19.  INTEREST.
          --------

          No interest shall accrue on the payroll deductions of a participant in the Plan.

     20.  NO OBLIGATION TO EXERCISE OPTIONS.
          ---------------------------------

          The granting of an option shall impose no obligation upon a participant to exercise such option.

     21.  USE OF FUNDS.
          ------------

          The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions.

     22.  WITHHOLDING TAXES.
          -----------------

          Upon the exercise of any option under the Plan, in whole or in part, or at the time some or all of the Common Stock is disposed of, a participant must make adequate provision for the Corporation's federal, state or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the participant to remit to the Corporation, or to withhold from the participant (or both) an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

     23.  RIGHT TO TERMINATE EMPLOYMENT.
          -----------------------------

          Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such employee.

     24.  RIGHTS AS A SHAREHOLDER.
          -----------------------

          No participant (or other person) shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or held for his account.

     25.  NOTICES.
          -------

          All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

     26.  APPLICABLE LAW.
          --------------

          All questions pertaining to the validity, construction and administration of the Plan and options granted hereunder shall be determined in conformity with the laws of Georgia, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

     27.  ELIMINATION OF FRACTIONAL SHARES.
          --------------------------------

          If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

          IN WITNESS WHEREOF, this 1998 Employee Stock Purchase Plan of Transit Group, Inc. has been executed in behalf of the Corporation effective as of the 10th day of February, 1998.


                             TRANSIT GROUP, INC.


                             By:    /s/ Philip A. Belyew
                                    ----------------------
                             Name:  Philip A. Belyew
                                    -----------------
                             Title: President and Chief Executive Officer
                                    -------------------------------------




Attest:


    /s/ Wayne N. Nellums
 -----------------------
Secretary

[Corporate Seal]